Exhibit 5.1
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jsa

J. SAGAR ASSOCIATES
______________________
advocates & solicitors


      November 9, 2005

      Rediff.com India Limited
      Mahalaxmi Engineering Estate
      1st Floor, L.J. First Cross Road
      Mahim (West),
      Mumbai 400 016


      Attn.:  Mr. Joy Basu
      --------------------

      Dear Sir,

      1. We have acted as your domestic legal counsel in connection with the registration, offering and sale under the Securities Act of 1933, as amended. of equity shares, par value Rs.5 per share (the "Shares") of Rediff.com India Limited, a company with limited liability incorporated in the Republic of India (the "Company"). One-half of each Share being so registered will be represented by one American Depositary Shares.

      2 In rendering our opinion on the matters hereinafter set forth, we have examined originals, or copies certified or otherwise identified to my satisfaction, of the registration statement on Form F-3 (the "Registration Statement"} filed by you with the United States Securities and Exchange Commission on the date hereof for the purpose of registering the Shares as well as such corporate records and such other documents, as we have deemed relevant as a basis for our opinion hereinafter expressed. As your counsel, we have also examined, under Indian law, the proceedings proposed to be taken in connection with such offering and sale of the Shares.

      3. In such examination, we have assumed the authenticity of all original documents submitted to us, the conformity to original documents of all documents submitted to us as certified, conformed or photographic copies, genuineness of all signatures, the due authenticity of all persons executing such documents and the due execution and delivery on such documents. As to certificates and information given by public officials, have assumed the same to be properly given and to be accurate. As to various questions of fact material to our opinion as they relate to the Company. we have also assumed the truth of all facts communicated to us by the Company's officers.

      4. Based on the foregoing and strictly limited to Indian law, we are of the opinion that the Shares have been duly and validly authorized for issuance and, when fully paid for and issued, will be legally issued and fully paid.

      5. We consent to the reference to our firm under the captions "Validity of the Securities" and "Enforcement of Civil Liabilities" in the prospectus included as a part of the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement.


      Yours sincerely,

      For J. Sagar Associates,


      /s/ Somaskehar
      Managing Partner